Exhibit 10.1

                                NANOSENSORS, INC.

                            PLACEMENT AGENT AGREEMENT

                                                      Dated as of April 20, 2004


Meyers Associates, L.P.
45 Broadway
2nd Floor
New York, New York 10006

Gentlemen:

         NanoSensors, Inc. (the "Company") proposes to offer for sale (the "Offering") in a private offering pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and/or Regulation D promulgated by the Securities and Exchange Commission thereunder, up to 2,750,000 Units, each unit consisting of one (1) share of Common Stock, $.001 par value ("Shares"), and a Common Stock Purchase Warrant to purchase one (1) share of Common Stock at $.30 per share ("Warrant"). The Units are being offered at $.20 per Unit, (the "Units") for an aggregate of $550,000. The Offering is being made on a "best efforts" basis. Offers and sales of the Units shall be made solely to Accredited Investors (as defined in Regulation D.) This document shall confirm our agreement concerning Meyers Associates, L.P., acting as the placement agent (the "Placement Agent" or "Meyers")) in connection with the sale of the Units.

         The Company has prepared Offering Documents dated April 21, 2004, relating to, among other things, the Company, the Units, the terms of the Offering and the terms of sale of the Units. The Offering Documents, including all supplements, exhibits and appendices thereto and documents delivered therewith, are referred to herein as the "Offering Documents" and shall include any supplements or amendments in accordance with this Agreement.

         l. Appointment of Placement Agent.

         On the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Company hereby appoints Meyers Associates, L.P., as the Placement Agent and grants to Meyers the exclusive right to offer, as its agent, the Units pursuant to the terms of this Agreement. On the basis of such representations and warranties, and subject to such conditions, Meyers hereby accepts such appointment and agree to use its reasonable best efforts to secure subscriptions for Units. The Company understands that the Placement Agent is being retained to obtain subscriptions on a "best efforts" basis and has not guaranteed the sale of any Units.

         2. Terms of the Offering.

            (a) The Offering shall consist of up to 2,750,000 Units, at a purchase price of $.20 per Unit. The Offering is being made on a "best efforts" basis. In the event a subscription is not accepted, such rejected subscription funds will be returned to the subscriber without interest or deduction.


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

            (b) The Offering will commence on or about April 21, 2004, and shall expire at 5:00 p.m., New York time, on May 20, 2004 unless extended by the Placement Agent for an additional 30 days. Such period, as same may be so extended, shall hereinafter be referred to as the "Offering Period."

            (c) Each prospective investor ("Prospective Investor") who desires to purchase Units shall deliver to the Placement Agent, or its designee, an executed Subscription Agreement and its check in available funds in the amount necessary to purchase the number of Units such Prospective Investor desires to purchase. The Prospective Investor shall also complete such other documents and questionnaires annexed to the Offering Documents (the "Ancillary Documents"). The Placement Agent shall not have any obligation to independently verify the accuracy or completeness of any information contained in a Subscription Agreement or the Ancillary Documents or the authenticity, sufficiency, or validity of any check delivered by any Prospective Investor in payment for Units.

         3. Delivery of Documents; Closings.

            (a) All executed Subscription Agreements and Ancillary Documents along with all checks in payment for each subscription shall be delivered to the Placement Agent at 45 Broadway, 2nd Floor, New York, New York 10006. All checks should be made payable to "Goldstein & DiGioia, LLP, Escrow Account for NanoSensors, Inc." All funds deposited in the escrow account, shall be remitted to the Company if the subscription is accepted or to the Investor if the subscription is rejected subject to the conditions of this Section 3. The Subscription Agreement and all Ancillary Documents shall be forwarded to the Company promptly for acceptance or rejection.

            (b) During the Offering Period, funds representing subscriptions shall be held in escrow pending clearance of funds in accordance with applicable banking rules. The parties shall coordinate the release of funds during the Offering Period, including the delivery to the Placement Agent of the securities purchased by Prospective Investors, and delivery of other closing documents customarily utilized by the Placement Agent and satisfaction of the closing conditions provided in Section 9 hereof. Upon satisfaction of the closing conditions hereof, the funds maintained in the escrow account shall be timely remitted to the Company upon delivery of the appropriate securities evidencing the Units purchased (the "Closing").

         4. Representations and Warranties of the Placement Agent.

            The Placement Agent represents and warrants to the Company as follows:

            (a) The Placement Agent is duly organized and validly existing and in good standing under the laws of the State of New York.

            (b) The Placement Agent is, and at the time of each Closing will be, a member in good standing of the NASD.

            (c) Offers and Sales of Units by the Placement Agent will only be made in such jurisdictions in which the Placement Agent is a registered broker-dealer or where an applicable exemption from such registration exists.


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


         5. Compensation and Other Matters.

            (a) The Placement Agent shall be entitled, on each Closing, as compensation for its services as Placement Agent under this Agreement, a commission equal to 10% of the gross subscription proceeds received by the Company.

            (b) In addition to the compensation payable to the Placement Agent set forth in clause (a) above, the Company shall pay the Placement Agent a non-accountable expense equal to 3% of the gross subscriptions received by the Company payable on the date hereof.

            (c) The Placement Agent shall have a right to receive notice of all meetings of the Company's Board of Directors and to have a representative present at all meetings of the Board of Directors.

            (d) The Company agrees that, for a period of three (3) years from the date hereof, it shall not solicit any offer to buy from or offer to sell to any person introduced to the Company by the Placement Agent in connection with the Offering, directly or indirectly, any securities of the Company or of any other entity, or provide the name of any such person to any other securities broker or dealer or selling agent. In the event that the Company or any of its affiliates, directly or indirectly, solicits, offers to buy from or offers to sell to any such person any such securities, or provides the name of any such person to any other securities broker or dealer or selling agent, and such person purchases such securities or purchases securities from any other securities broker or dealer or selling agent, the Company shall pay to the Placement Agent an amount equal to 10% of the aggregate purchase price of the securities so purchased by such person.

            (e) In the event that subscriptions have been received in escrow prior to the expiration of the Offering Period and accepted by the Company, the Placement Agent shall thereafter have an irrevocable right of first refusal for a period of three years from the final Closing to sell for the account of the Company, or any subsidiary of or successor to the Company any securities of the Company or any such subsidiary or successor of the Company, that the Company or any such subsidiary or successor may seek to sell through an underwriter, placement agent or broker-dealer whether pursuant to registration under the Act or otherwise. The Company, any such subsidiary or successor will consult with the Placement Agent with regard to any such offering and will offer the Placement Agent the opportunity to purchase or sell any such securities on terms not more favorable to the Company, any such subsidiary or successor than it or they can secure elsewhere as evidenced in writing obtained in good faith. If the Placement Agent fails to accept such offer within 10 business days after the mailing of a notice containing such offer by registered mail addressed to the Placement Agent (five (5) business days in the event the offer covers a sale under Rule 144), then the Placement Agent shall have no further claim or right with respect to the financing proposal contained in such notice. If, however, the terms of such proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made. The Placement Agent's failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals. The Company represents and warrants that there are presently no other rights of first refusal for future financing now outstanding.


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

            (f) Upon the final closing, the Company shall issue to the Placement Agent a Unit Purchase Option, exercisable for five (5) years, to purchase 50% of the aggregate number of Units sold in the Offering at an exercise price equal to $.20 per Unit.

         6. Representations and Warranties of the Company.

            (a) The Company represents and warrants to, and agrees with, the Placement Agent that:

               (i) The Offering Documents (a) contain, and at all times during the period from the date hereof to and including each Closing, will contain all information required to be contained therein, if any, pursuant to Rules 502 and 506 of Regulation D and all applicable federal and/or state securities and "blue sky" laws, and (b) shall not and does not, and during such period will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances made therein not misleading. Each contract, agreement, instrument, lease, license, or other document required to be described in the Offering Documents shall be, and have been, accurately described therein.

               (ii) The Offering Documents or information (it being understood that neither the Company nor any of its officers or directors or employees shall provide any information to any Prospective Investor which is not contained in the Offering Documents) provided by the Company to Prospective Investors shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of circumstances made therein not misleading.

               (iii) The Company is, and at all times during the period from the date hereof to and including each Closing will be, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with full corporate power and authority, and has obtained all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits and declarations of and from, and has made filings with, all federal, state and local authorities, to own, lease, license, and use its properties and assets and to conduct its business as presently conducted as described in the Offering Documents and/or in any such case where the failure to have any of the foregoing would not have a material adverse effect on the Company's presently conducted business. As of the date hereof, the Company is, and at all times during the period from the date hereof to and including each Closing, duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary except where the failure to be so qualified would not have a material adverse effect on the Company's business.

               (iv) The Company has made, or shall make, during the Offering Period all required filings with the SEC and/or blue sky authorities of the appropriate states in connection with the offer and sale of the Units so as to comply with the requirements of Regulation D and /or the laws of the various states. The Company shall provide the Placement Agent with either (a) copies of the filings (stamped or otherwise indicating filing) or (b) an opinion of counsel regarding the filings, within 10 days of closing of the Offering.


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

               (v) The financial information (the "Financial Statements") of the Company included in the Offering Documents fairly present in accordance with generally accepted accounting principles the financial position, the results of operations, and the other information with respect to the Company purported to be shown therein at the respective dates and for the respective periods to which they apply. The financial information included in the Offering Documents is correct and complete and is in accordance with the books and records of the Company. There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company from the latest information set forth in the , except as may be properly described in the Offering Documents as having occurred or as may occur and except for continued deterioration in the Company's cash position and total assets and continued losses from operations.

               (vi) As of the date hereof there is no, and as of each Closing shall not be any, litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or to the Company's knowledge threatened, with respect to the Company, or its respective operations, businesses, properties, or assets, except as properly described in the Offering Memorandum or such as individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company. The Company is not, nor as of each Closing shall be, in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, except as properly described in the Offering Documents or such as individually or in the aggregate do not have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company; nor is the Company required to take any action in order to avoid any such violation or default.

               (vii) As of the date hereof, the Company is not, and at all times during the period from the date hereof to and including each Closing, shall not be, in violation or breach of, or in default with respect to complying with any material provision of any material contract, agreement, instrument, lease, license, arrangement, other than any such violation or breach which would not have, individually or in the aggregate, a material adverse effect on the
Company's business, and each such contract, agreement, instrument, lease, license, arrangement, and under-standing is in full force and effect and is the legal, valid, and binding obligation of the parties thereto enforceable as to them in accordance with its terms. The Company enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating as of the date hereof. As of the date hereof, the Company is not a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company. The Company is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation or By-Laws.

               (viii) To its best knowledge, the Company has not infringed, is not infringing, or has not received notice of infringement with respect to asserted intangibles of others. To the best knowledge of the Company, none of the patents, patent applications, trademarks, service marks, trade names and copyrights, and licenses and rights to the foregoing presently owned or held by the Company, materially infringe upon any like right of any other person or entity. The Company (i) owns or has the right to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions of any kind whatsoever, sufficient patents, trademarks, service marks, trade names, copyrights, licenses and right with respect to the foregoing, to conduct its business as presently conducted except as set forth in the Offering Documents and (ii) except as set forth in the Offering Documents, is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or


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

otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business as now conducted or otherwise. The Company has direct ownership of title to all its intellectual property (including all United States and foreign patent applications and patents), other proprietary rights, confidential information and know-how; owns all the rights to its Intangibles as are currently used in or have potential for use in its business.

               (ix) The Company has all requisite  corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by the Company, is a legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms. Assuming the accuracy of the representations and warranties of the Prospective Investors set forth in the Subscription Agreement and Ancillary Documents and the representations and warranties of the Placement Agent set forth herein, no consent, authorization, approval, order, license, certificate, or permit of or from, or registration, qualification, declaration, or filing with, any federal, state, local, foreign, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance by the Company of this Agreement, the consummation of the transactions contemplated hereby and thereby, except the filing of a Notice of Sales of Securities on Form D pursuant to Regulation D, and such consents, authorizations, approvals, registrations, and qualifications as may be required under all applicable federal and/or securities or "blue sky" laws in connection with the issuance, sale, and delivery of the Units pursuant to this Agreement. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby and thereby, and such execution, delivery and performance will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, violate or result in a breach of any term of the certificate of incorporation or by-laws of the Company, or assuming the accuracy of the representations and warranties of the Prospective Investors set forth in the purchase agreements and the representations and warranties of the Placement Agent set forth herein, violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of its operations, businesses, properties, or assets are subject.

               (xi) The Units conform to all statements relating thereto as contained in the Offering Documents. The Units, when issued and delivered to the Prospective Investor pursuant to the terms of the Offering shall be duly authorized, validly issued, fully paid and non-assessable, without any personal liability attaching to the ownership thereof solely by being such holder and shall not have been issued in violation of any preemptive rights of stockholders.

               (xii) Neither the Company nor any of its officers, directors, or affiliates, has engaged or will engage, directly or indirectly, in any act or activity that may jeopardize the status of the offering and sale of the Units as an exempt transaction under the Act or under all applicable federal and/or state securities or "blue sky" laws of any jurisdiction in which the Units may be offered or sold.


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

         7. Covenants of the Company.

            The Company covenants that it will:

            (a) Notify you immediately, and confirm such notice in writing, (i) when any event shall have occurred during the period commencing on the date hereof and ending on each Closing, as a result of which the Offering Documents would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of the receipt of any notification with respect to the modification, rescission, withdrawal, or suspension of the qualification or registration of the Units, or of an exemption from such registration or qualification, in any jurisdiction. The Company will use its best efforts to prevent the issuance of any such modification, rescission, withdrawal, or suspension and if you so request, to obtain the lifting thereof as promptly as possible.

            (b) Not make any supplement or amendment to the Offering Documents unless such supplement or amendment complies with the requirements of the Act and Regulation D and the applicable federal and/or state securities and "blue sky" laws and unless Meyers shall have received copies of same. If, at any time during the period commencing on the date hereof and ending on each Closing, any event shall have occurred as a result of which the Offering Documents contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of counsel to the Company or counsel to the Placement Agent, it is necessary at any time to supplement or amend the Offering Documents to comply with the Act, Regulation D, or any applicable securities or "blue sky" laws, the Company will promptly prepare an appropriate supplement or amendment (in form and substance satisfactory to Meyers) which will correct such statement or omission or which will effect such compliance.

            (c) Deliver without charge to the Placement Agent such number of copies of the Offering Documents and any supplement or amendment thereto as may reasonably be requested by the Placement Agent.

            (d) Use its best efforts to qualify or register the Units for offering and sale under, or establish an exemption from such qualification or registration under, the securities or "blue sky" laws of such jurisdictions as requested by the Placement Agent; provided, however, that the Company will not be obligated to qualify to do business as a dealer in securities in any jurisdiction in which it is not so qualified. The Company will not consummate any sale of Units in any jurisdiction or in any manner in which such sale may not be lawfully made.

            (e) At all times during the period commencing on the date hereof and ending on each Closing, provide to each Prospective Investor or his Purchaser Representative (as defined in Regulation D), if any, on request, such information (in addition to that contained in the Offering Documents) concerning the Offering, the Company and any other relevant matters, as it possesses or can acquire without unreasonable effort or expense, and to extend to each Prospective Investor or his Purchaser Representative, if any, the opportunity to ask questions of, and receive answers from officers of the Company concerning the terms and conditions of the Offering and the business of the Company and to obtain any other additional information, to the extent it possesses the same or can acquire it without reasonable effort or expense, as such Prospective Investor or Purchaser Representative may consider necessary in making an informed investment decision or in order to verify the accuracy of the information furnished to such Prospective Investor or Purchaser Representative, as the case may be.


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

            (f) Notify you promptly of the acceptance or rejection of any subscription. The Company shall not (i) accept subscriptions from, or make sales of Units to, any Prospective Investors who are not, to the Company's knowledge, accredited investors, or (ii) unreasonably reject any subscription for Units.

            (g) File five (5) copies of a Notice of Sales of Securities on Form D with the Securities and Exchange Commission (the "Commission") no later than 15 days after the receipt of subscription funds for the first sale of the Units. The Company shall file promptly such amendments to such Notice on Form D as shall become necessary and, as requested by the Placement Agent, shall also comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made. The Company shall furnish Meyers with copies of all such filings (including copies of cover letters and filing receipts) within five business days of the first Closing. All filing and other expenses incurred by the Company in connection with such filings shall be borne by the Company

            (h) Not, directly or indirectly, engage in any act or activity which may jeopardize the status of the offering and sale of the Units as exempt transactions under the Act or under the securities or "blue sky" laws of any jurisdiction in which the Offering maybe made. Without limiting the generality of the foregoing, and notwithstanding anything contained herein to the contrary, the Company shall not, directly or indirectly, engage in any offering of securities which, if integrated with the Offering in the manner prescribed by Rule 502(a) of Regulation D and applicable releases of the Commission, may jeopardize the status of the offering and sale of the Units as exempt transactions under Regulation D.

            (i) Not, during the period commencing on the date hereof and ending on each Closing Date, issue any press release or other communication, or hold any press conference with respect to the Company, its financial condition, results of operations, business, properties, assets, or liabilities, or the Offering, without your prior written consent, except as required by applicable securities laws and except as may be related to the marketing and sale of its products in the normal course of business.

         8. Payment of Expenses.

         The Company hereby agrees to pay all fees, charges, and expenses incident to the performance by the Company of its obligations hereunder, including, without limitation, all fees, charges, and expenses in connection with:(i) the preparation and printing of the Offering Documents and all other Ancillary Documents relating to the offering, purchase, sale, and delivery of the Units, and any supplements or amendments thereto, including the cost of all copies thereof; (ii) the issuance, sale, transfer, and delivery of the Units, including any transfer or other taxes payable thereon and the fees of any transfer agent or registrar; and (iii) the registration or qualification of the Units or the securing of an exemption therefrom under state or foreign "blue sky" or securities laws, including without limitation, filing fees payable in the jurisdictions in which such registration or qualification or exemption therefrom is sought and disbursements in connection therewith.

         9. Conditions of Placement Agent's Obligations.

         The obligations of the Placement Agent pursuant to this Agreement shall be subject, in its discretion, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Placement Agent, as of the date hereof and as of each Closing, with respect to the performance by the Company of its obligations hereunder, and to the following conditions:

            (a) At each Closing, the Placement Agent shall have received a certificate of the chief executive officer and of the chief financial officer of the Company, dated the applicable Closing Date to the effect that, as of the date of this Agreement and as of the applicable Closing Date the representations and warranties of the Company contained herein were and are accurate, and that as of the Closing Date the obligations to be performed by the Company hereunder on or prior thereto have been fully performed. Notwithstanding the foregoing, the Company hereby represents and warrants that at each Closing, the representations and warranties contained herein shall be true and correct in all respects. In addition, the parties shall execute such cross receipts and escrow release letters as may be required by the Placement Agent and escrow agent.

            (b) All proceedings taken in connection with the issuance, sale, and delivery of the Units shall be satisfactory in form and substance to Meyers. Certificates representing the securities constituting the Units subscribed to by Investors shall be delivered to Meyers with or before the release of subscription funds to the Company. (d) There shall not have occurred after the date hereof, at any time prior to each Closing: (A) any domestic or international event, act, or occurrence which has materially disrupted, or in your opinion will in the immediate future materially disrupt the securities markets; (B) a general suspension of, or a general limitation on prices for, trading in securities on the Nasdaq SmallCap Market or the over-the-counter market; (C) any banking moratorium declared by a state or federal authority; (D) any material interruption in the mail service or other means of communication within the United States; (E) any material adverse change in the business, properties, assets, results of operations, or financial condition of the Company; or (F) any change in the market for securities in general or in political, financial, or economic conditions which, in your judgment, makes it inadvisable to proceed with the offering, sale, and delivery of the Units.

         Any certificate or other document signed by any officer of the Company and delivered to you or to your counsel at a Closing shall be deemed a representation and warranty by the Company hereunder as to the statements made therein. If any condition to your obligations hereunder has not been fulfilled as and when required to be so fulfilled, you may terminate this Agreement or, if you so elect, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment. In the event that you elect to terminate this Agreement, you shall notify the Company of such election in writing. Upon such termination, neither party shall have any further liability or obligation to the other except as provided in Section 10 hereof.

         10. Termination.

         This Agreement may be terminated by the Placement Agent (i) at anytime in the event the Placement Agent has determined, in good faith, that the Offering Documents fail to contain a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) upon three days notice. In the event that the Agreement is terminated as the result of a material breach by the Company of any covenant, representation or warranty contained in this Agreement then, in that event, and provided the Placement Agent is not in breach hereunder, the Company shall be liable for the Placement Agent's reasonable expenses, including counsel fees up to $25,000. The Company may not terminate this Agreement in the absense of a material breach of any covenant, representation or warranty contained in this Agreement made by the Placement Agent.

         11. Indemnification and Contribution.

            (a) The Company agrees to indemnify and hold harmless the Placement Agent, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Placement Agent within the meaning of
Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this
Section 11, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (A) any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents , or (B) in any application or other document or communication (it being understood that neither the Company nor any officer, director or employee shall provide any information to any Prospective Investor which is not contained in the Offering Documents) (in this Section 11 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify the Units under the "blue sky" or securities laws thereof or in order to secure an exemption from such registration or qualification or filed with the Commission; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 11(b) with respect to the Placement Agent expressly for inclusion in the Offering Documents or in any application, as the case may be; or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

         If any action is brought against the Placement Agent or any of its officers, directors, partners, employees, agent, or counsel, or any controlling persons of the Placement Agent (an "indemnified party"), in respect of which indemnify may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company (the "indemnifying party") in writing of the institution of such action (but the failure so to notify shall not relieve the indemnifying party from any liability it may have other than pursuant to this Section 11(a)) and the indemnifying party shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expense of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to one or more of the indemnifying parties, in any of which events such fees and expenses of one such counsel shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent. The Company agrees promptly to notify the Placement Agent of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Units, the Offering Documents, or any application.

            (b) The Placement Agent agrees to indemnify and hold harmless the Company, its officers, directors, employees, agents, and counsel, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Placement Agent in Section 11(a), with respect to any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 11, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) statements or omissions, if any, made in the Offering Documents in reliance upon and in conformity with written information furnished to the Company as stated in this Section 11 with respect to the Placement Agent expressly for inclusion in the Offering Documents, and (ii) the failure of the Placement Agent to comply with the provisions of the "blue sky" or securities laws of the jurisdictions in which the Placement Agent solicits offers to buy or offers to sell any Units or any breach of any representation, warranty, covenant or agreement of the Placement Agent contained in this Agreement. If any action shall be brought against the Company or any other person so indemnified based on the Offering Documents and in respect of which indemnity may be sought against the Placement Agent pursuant to this Section 11, the Placement Agent shall have the rights and duties given to the indemnifying party, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 11(a) hereof.

            (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 11(a) or 11(b) hereof but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or
(ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee, agent, or counsel of the Company, or any controlling person of the Company), on the one hand, and the Placement Agent (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of compensation payable to the Placement Agent pursuant to Section 5(a) hereof but before deducting expenses) received by the Company, and (y) the compensation received by the Placement Agent pursuant to Section 5(a) hereof.

         The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Placement Agent, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 11(c). In no case under this Section 11 shall the Placement Agent by responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 5(a) hereof. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 11(c), each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partners, employee, agent, and counsel of the Placement Agent, shall have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, employee, agent, and counsel of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 11(c). Anything in this Section 11(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent.

         12. Non-Solicitation.

         The Company agrees that, for a period of 36 months from the date hereof, it shall not solicit any offer to buy from or offer to sell to any person introduced to the Company by the Placement Agent in connection with the Offering, directly or indirectly, any securities of the Company or of any other entity, or provide the name of any such person to any other securities broker or dealer or Placement Agent. In the event that the Company or any of its affiliates, directly or indirectly, solicits, offers to buy from or offers to sell to any such person any such securities, or provides the name of any such person to any other securities broker or dealer or Placement agent, and such person purchases such securities or purchases securities from any other securities broker or dealer or Placement agent, the Company shall pay to the Placement Agent an amount equal to 8% of the aggregate purchase price of the securities so purchased by such person.

         13. Representations and Agreements to Survive Delivery.

         All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at each Closing and, such representations, warranties, covenants, and agreements, including the indemnification and contribution agreements contained in Section 11, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under Section 11(b), and shall survive termination of this Agreement or the issuance, sale, and delivery of the Units. In addition, notwithstanding any election hereunder or any termination of this Agreement, and whether or not the terms of this Agreement are otherwise carried out, the provisions of Sections 6, 11 and 12 shall survive termination of this Agreement and shall not be affected in any way by such election or termination or failure to carry out the terms of this Agreement or any part thereof.

         14. Notices.

         All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be either (i) mailed by first class mail in which case delivery shall be deemed to be made three days following deposit in the United States mail; or (ii) sent by overnight courier service in case delivery shall be deemed to be made upon receipt, to: Meyers Associates, L.P., 45 Broadway, 2nd Floor, New York, New York 10006, Attention:
Bruce Meyers, with a copy to Goldstein & DiGioia LLP, 45 Broadway, New York, New York 10006 Attention: Stanley R. Goldstein, Esq.; NanoSensors, Inc., 1800 Wyatt Drive, Suite #2, Santa Clara, California 95054 Attention: President.

         15. Parties.

         This Agreement shall inure solely to the benefit of, and shall be binding upon, the Placement Agent and the Company and the persons and entities referred to in Section 11 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any purchaser, as such, of Units), and no other person shall have or be construed to have any legal or equitable right remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

         16. Construction.

         This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.

         17. Counterparts.

         This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.


                                          Very truly yours,

                                          NANOSENSORS, INC.


                                          By: /s/ Ted L. Wong
                                            ------------------------------------
                                            Name:   Ted L. Wong
                                            Title:  President


Accepted as of the date first above written:

MEYERS ASSOCIATES, L.P.
By: Meyers-Janssen Securities Corp.
    (General Partner)


By: /s/ Bruce Meyers
  ----------------------------------
  Name:  Bruce Meyers
  Title: President